UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2021

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 West 46th Street, Suite 2204

New York, New York 10036

(Address of principal executive office)

646-822-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common stock, $0.01 par value per share	SNR	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On September 21, 2021, New Senior Investment Group Inc., a Delaware corporation (“New Senior”), completed the previously announced merger of Cadence Merger Sub LLC, a limited liability company (“Merger Sub”), with and into New Senior (the “Merger”), with New Senior surviving the merger as a subsidiary of Ventas, Inc., a Delaware corporation (“Ventas”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of June 28, 2021 (the “Merger Agreement”), by and among New Senior, Merger Sub and Ventas, as previously disclosed by New Senior on June 29, 2021 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on September 21, 2021, New Senior prepaid in full, resulting in the termination of, mortgage financing comprised of 14 loans in the original aggregate principal amount of $270,015,000 issued February 10, 2020 (collectively, referred to as, the “2020 Financing”), by and between subsidiaries of New Senior, as borrowers, and KeyBank National Association, as lender. New Senior incurred prepayment fees of approximately $2.7 million related to the termination of the 2020 Financing.

In connection with the consummation of the Merger, on September 21, 2021, New Senior prepaid in full, resulting in the termination of, that certain Master Multifamily Loan and Security Agreement – Senior Housing, dated as of October 10, 2018 in respect of the loans in the original aggregate principal amount of $720,000,000 (the “2018 Financing”), by and among subsidiaries of New Senior, as borrowers, and KeyBank National Association, as lender. New Senior incurred prepayment fees of approximately $6.5 million related to the termination of the 2018 Financing.

In connection with the consummation of the Merger, on September 21, 2021, New Senior terminated the Credit Agreement, dated as of December 13, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among New Senior, KeyBank National Association, as agent, the lenders from time to time party thereto, and KeyBanc Capital Markets Inc., as lead arranger. In connection with the termination of the Credit Agreement, all outstanding borrowings and all unpaid fees thereunder were paid in full and all commitments thereunder were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 21, 2021, pursuant to and in accordance with the Merger Agreement, Merger Sub merged with and into New Senior, with New Senior surviving the merger as a subsidiary of Ventas. At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions set forth in the Merger Agreement, each share of common stock, par value $0.01 per share of New Senior (the “New Senior Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of New Senior Common Stock owned directly by Ventas, Merger Sub or New Senior) was converted into the right to receive 0.1561 (the “Exchange Ratio”) of a newly issued share of common stock, par value $0.25 per share, of Ventas (such common stock, the “Ventas Common Stock” and, such consideration, together with cash in lieu of fractional shares, the “Merger Consideration”).

In addition, at the Effective Time, (i) each option to purchase shares of New Senior Common Stock vested and was canceled and converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the value of the Exchange Ratio multiplied by the closing price on the New York Stock Exchange (“NYSE”) for a share of Ventas Common Stock on September 20, 2021, the last trading day before completion of the Merger, over the per share exercise price of such option times (2) the number of shares covered by such option, less applicable tax withholdings, and (ii) each restricted stock award and restricted stock unit award vested and was canceled and became entitled to receive the Merger Consideration in respect of each share of New Senior Common Stock covered by such award, less applicable tax withholdings, with the number of shares of New Senior Common Stock covered by any performance-based restricted stock unit award determined based on maximum performance.

Based on the closing price of $56.50 per share of Ventas Common Stock on the NYSE on September 20, 2021, the aggregate implied value of the Merger Consideration paid to former holders of New Senior Common Stock in connection with the Merger was approximately $740 million.

The foregoing description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by New Senior with the SEC on June 29, 2021, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, New Senior requested that NYSE suspend trading of New Senior Common Stock prior to market open on the September 21, 2021 and file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the New Senior Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, New Senior intends to file with the SEC a certification on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information set forth in Item 2.01 of this report is incorporated by reference in this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this report is incorporated by reference in this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the registrant occurred and New Senior became a subsidiary of Ventas.

The information set forth in Item 2.01 of this report is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreements

On September 20, 2021, New Senior entered into a letter agreement (a “Letter Agreement”) with each of Susan Givens, President and Chief Executive Officer, Bhairav Patel, Executive Vice President of Finance and Accounting, and Lori Marino, Executive Vice President, General Counsel and Corporate Secretary (each, a “Covered Executive”), pursuant to which the employment of the Covered Executive was terminated immediately after the closing of the Merger.

Each Letter Agreement amends the “Change in Control Benefits” set forth in each Covered Executive’s existing employment letter agreement such that, in connection with a qualifying termination, such Covered Executive will be entitled to the “Maximum Bonus” rather than the “Prorated Bonus” (each, as defined in such Covered Executive’s existing employment letter agreement), and provides that upon the closing of the Merger, such Covered Executive will have the right to receive such bonus amount and the other Change in Control Benefits, contingent on such Covered Executive’s execution and non-revocation of a release of claims in favor of New Senior and its affiliates.

Each Letter Agreement also provides that, as consideration for each Covered Executive agreeing to extend and expand the non-competition restrictions to which they are currently subject, in the event that such Covered Executive receives any payments or benefits that would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (“Section 4999”), such Covered Executive will be entitled to receive from New Senior a payment such that such Covered Executive will retain, on an after-tax basis, 100% of the amount that such Covered Executive would have received in connection with the Merger if Section 4999 did not apply. As of the date of this report, New Senior expects that none of the Covered Executives will be subject to the excise tax under Section 4999.

Director and Officer Resignations

Pursuant to the Merger Agreement, as of the Effective Time, each of the directors of New Senior (Frances Aldrich Sevilla-Sacasa, Norman K. Jenkins, Michael D. Malone, David Milner, Robert F. Savage, Cassia van der Hoof Holstein and Ms. Givens) resigned from the board of directors of New Senior. At the Effective Time, Christian N. Cummings, Dana J. Baker, James E. Mendelson, Michael A. Smith, and Brian K. Wood, each an officer of Merger Sub immediately prior to the Effective Time, became directors of New Senior.

Pursuant to the Merger Agreement, as of the Effective Time, each of the officers of New Senior (Ms. Givens, Mr. Patel and Ms. Marino) resigned as officers of New Senior. At the Effective Time, Christian N. Cummings, Dana J. Baker, James E. Mendelson, Michael A. Smith, and Brian K. Wood, each an officer of Merger Sub immediately prior to the Effective Time, became officers of New Senior.

The information set forth in Item 2.01 of this report is incorporated by reference in this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2021, following consummation of the Merger, the certificate of incorporation and bylaws of New Senior were each amended and restated in their entirety. A copy of the Third Amended and Restated Certificate of Incorporation of New Senior is filed herewith as Exhibit 3.1 and is incorporated herein by reference. A copy of the Second Amended and Restated Bylaws of New Senior is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

The information set forth in Item 2.01 of this report is incorporated by reference in this Item 5.03.

Item 8.01	Other Events.

On September 21, 2021, New Senior and Ventas issued a joint press release announcing the completion of the Merger. A copy of the joint press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Former New Senior stockholders will be entitled to receive a dividend of $0.45 per share of Ventas Common Stock on October 14, 2021 if they are Ventas stockholders as of the close of business on October 1, 2021, and will not receive the dividend previously announced by New Senior on August 4, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 28, 2021, by and among New Senior Investment Group Inc., Ventas, Inc. and Cadence Merger Sub LLC (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated June 29, 2021 (SEC File No. 001-36499)).

3.1	Third Amended and Restated Certificate of Incorporation of New Senior Investment Group Inc., as amended on September 21, 2021.

3.2	Second Amended and Restated Bylaws of New Senior Investment Group Inc., as amended on September 21, 2021.

99.1	Joint Press Release, dated September 21, 2021, issued by New Senior Investment Group Inc. and Ventas, Inc.

104	Cover Page Interactive Data Filed (embedded within the Inline XBLR document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

Date: September 21, 2021